EXHIBIT 10.01

                TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION

                                      Among

                                PLATINUM FOX, LLC

                                       And

                              EMERALD CHIMERA, LLC

                                       And

                      IDAHO CONSOLIDATED METALS CORPORATION

                 Dated and Effective this 16th Day of July, 1999
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THIS TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION (the "Agreement") by and
between, PLATINUM FOX, LLC, a State of Washington, United States of America, limited liability company ("Fox"), AND, EMERALD CHIMERA, LLC, a State of Washington, United States of America limited liability company ("EC"), AND, IDAHO CONSOLIDATED METALS CORPORATION, a corporation duly incorporated and validly subsisting pursuant to the laws of the Province of British Columbia, Canada ("ICMC") is made effective this 16"' day of July, 1999.

                                    RECITALS

         WHEREAS Fox currently owns an undivided one hundred percent (100%) right, title and interest in and to certain unpatented mining claims ("Clams") known as the Chrome Mountain Property located in Sweet Grass County, Montana, a complete list and description of which is attached as Schedule "A" (the "Property");

         AND WHEREAS pursuant to a lease agreement dated July 15 1999, between Fox and EC (the "EC Lease"), a copy of the EC Lease is attached as Schedule "B" hereto, Fox has leased the Claims to EC for the purpose of EC facilitating the exploration of the Claims. EC does not have an option to purchase the Claims under the EC Lease;

         AND WHEREAS EC would like to sublease the Property to ICMC to further the exploration and development of the Property and ICMC is a qualified firm to further explore and develop the Property;

         AND WHEREAS ICMC would like to sublease the Property from EC and acquire an option to purchase the Property from Fox;

IN CONSIDERATION of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of Fox, EC and ICMC, the above parties agree to the following:

                              SECTION 1 - SUB-LEASE

l. l) EC hereby grants, leases and demises its interest in the Property unto ICMC, its successors and assigns, for the term and for the purposes hereinafter provided, including, but without being limited to all Ore (as defined herein), minerals, and mineral rights, and all water and water rights, in, upon and under the Property, and all right, title and interest which may be acquired by or for Fox or EC, in or pertaining to the Property or any part thereof, during the term of this Agreement except those specific reservations contained herein in
         Section 12 hereof.

1.2) Pursuant to Section 15 of the EC Lease, Fox hereby consents to the grant of the sublease to ICMC.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -2
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                           SECTION 2 - TITLE TO CLAIMS

2.1) Fox represents, warrants and covenants to ICMC that it is the sole recorded and beneficial owner and controller of the Property as set forth in the attached Schedule "A"; the Property is free and clear of all liens, charges and encumbrances, other than the EC Lease and it has no knowledge of any adverse claim or encumbrance upon the Property other than with respect to the EC Lease; and the Claims comprising the Property are valid and subsisting mineral claims and are in good standing under all applicable laws and regulation and all taxes, assessments and filing required in this regard have been timely paid or filed and Fox has provided ICMC with all of its title information and related documents. Fox does not make title representation beyond those specifically disclosed hereby.

2.2) Fox further represents, warrants and covenants that all of the unpatented Claims have been located and acquired in compliance with the laws of the State of Montana, and with all laws of the United States of America governing location of the Claims.

2.3) Fox and EC shall cooperate and do everything in its power to put title in a marketable state. with expense to be borne by ICMC.

                         SECTION 3 -PURPOSES AND RIGHTS

3.1) EC hereby grants, demises, leases, lets, transfers and otherwise converts to ICMC, its successors and assigns, the free, exclusive, unrestricted and uninterrupted right of access, ingress and egress to, and to enter into and upon the Property, and each and every part thereof (including all rights, if any, of EC with respect to placer mining, timber rights, rights of access across adjoining lands under Federal or State law and water rights), so long as this Agreement remains in effect, and in particular to explore for, develop, mine (by underground mining, surface mining, strip mining, placer mining, or any other surfaces or substitute method), remove, leach in place, treat, produce, market, ship and sell, for its own account, all merchantable or non-merchantable Ore, metals and minerals which are or may be found therein or thereon.

3.2) ICMC and its successors or assigns are also hereby granted the right to make any use or uses of the Property and each and every part thereof consistent with the foregoing purposes, including, but not limited to, the full right, authority and privilege of placing and using therein excavations, openings, shafts, ditches and drains, and of constructing, erecting, maintaining, using, and at its election, removing, any and all buildings, structures, plants, machinery, equipment, railroads, roadways, pipelines, electrical power lines and facilities, stockpiles, waste piles, tailings ponds and facilities, settling ponds, and all other improvements, property and fixtures as may be necessary, convenient, or suitable for mining, removing, beneficiating, concentrating, smelting, extracting, leaching, refining and shipping of Ore, minerals or products thereof, or for any activities incidental thereto, or to any of the rights or privileges of ICMC hereunder.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -3
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3.3)     ICMC and its successors or assigns are further granted the right, insofar as Fox lawfully may grant the right, to divert streams, to remove lateral and subjacent supports, to cave, subside or destroy the surface or any part thereof, to deposit earth, rocks, waste, lean Ore and materials on any parts of the Property where it will not interfere with mining, to leach the same, and to commit waste the extent necessary, usual or customary in carrying out any or all of the above rights, privileges and purposes; IT IS PROVIDED, however, that if any of the mining operations hereunder result in damage to any of Fox's or EC's buildings or personal property existing on the Property on the date this Agreement is executed, Fox and EC shall be reimbursed for the reasonable value of the same.

3.4) ICMC and its successors or assigns shall explore, conduct geological and geophysical investigations, drilling, or otherwise seek, in the manner and to the extent that they, in their sole discretion, deem advisable, to locate and develop Ore, minerals, and metals in commercial quantities in and upon the Property.

3.5) ICMC from time to time at its discretion but in the name of Fox, and subject to written approval from Fox and EC may:

                (a) amend, restake, and refile any of the Property or any documents associated therewith;

                (b) stake unpatented federal mill sites;

                (c) apply for patent to one, some, or all unpatented federal claims;

                (d) locate State mining claims, leasehold locations, or prospecting sites on top of unpatented federal claims or unpatented federal mill sites;

                (e) if applicable, request that the State of Montana seek to obtain tentative approval or patent to lands included within some or all of the Property that have been selected by the State of Montana but have not yet been tentatively approved or patented to the State of Montana;

                (f) if applicable, locate State mining claims or leasehold locations within State prospecting sites or lands;

                (g) exercise any other rights or options of Fox or EC with respect to the Property or any portion thereof under any law or regulation heretofore or hereafter enacted or promulgated, including but not limited to any law or regulation (i) requiring conversion of existing mining locations or other mining interests to one or more types of mining locations or other mining interests, (ii) requiring owners or holders of existing mining locations or other mining interests to comply with some or all of the requirements of new or amended mining laws or regulations, or (iii) requiring owners or holders of existing mining locations or other mining interests to commence patent or lease proceedings within a specified period of time.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -4
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3.6)     When required in connection with any such amendment, relocation, restaking, re-recording, refiling, replacement, top-filing, patenting, leasing, or other action, Fox agrees to execute such certificates of abandonment, certificates of location, or other documents, to participate in any action or proceeding relating to such actions, to allow any such action or proceeding to be taken or prosecuted in Fox's name, or to take such other actions as ICMC reasonably requests in connection therewith. All rights acquired by ICMC on behalf of Fox pursuant hereto shall become part of the Property subject to this Agreement. All expenses incurred by Fox at the request of ICMC in connection with undertaking or prosecuting any such actions shall be borne by ICMC.

3.7) If the United States, the State of Montana, or any third party attacks the validity of any of the Claims or Additional Claims comprising the Property, ICMC shall have no obligation to defend the validity thereof. However, ICMC, at its sole discretion, may participate in any defense of the Claims or Additional Claims.

                        SECTION 4- TERM AND CONSIDERATION

4.1) The term of this Agreement shall be for an aggregate period of five (5) years, consisting of five successive individual one year terms renewable as set forth below. The renewal of each one-year period shall require an independent geological evaluation with a recommendation to continue. All lease renewals will be subject to an independent geological evaluation acceptable to the Vancouver Stock Exchange (the "VSE") as well as the acceptance of the VSE.

4.2) The following consideration shall be payable by ICMC in connection with the sublease granted by EC to ICMC hereunder:

                (a) Upon the execution of this Agreement, ICMC will issue to EC One Hundred Fifty Thousand (150,000) shares of its common stock and pay to EC Nineteen Thousand Five Hundred United States Dollars ($19,500USD) as consideration for the first year lease (the "Lease") granted hereunder;

                (b) If ICMC elects to renew the Lease for an additional one year term beyond the first year, ICMC shall issue to EC Two Hundred Thousand (200,000) shares of its common stock on or before the date which is one
         (1) year from the date of this Agreement;

                (c) If ICMC elects to renew the Lease for a third year it will issue to EC an additional Two Hundred Thousand (200,000) shares of its common stock on or before the date which is two (2) years from the date of this Agreement;

                (d) If ICMC elects to renew the Lease for a fourth year it shall issue to EC Three Hundred Seventy Five Thousand (375,000) shares of its common stock on or before the date which is three (3) years from the date of this Agreement, provided that the independent geological evaluation conducted with respect to the Property at the end of the third year, but
TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -5
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         before the start of the fourth year, must include the commission of a feasibility study based on a drill indicated resource. In the event that the exploration and development of the Property has not reached that stage of development at that time, but the independent geological evaluation recommends continued exploration, the Lease shall remain in force and effect and no stock or consideration shall be payable until a feasibility study has been initiated; and

                (e) If ICMC elects to renew its lease for a fifth year it shall pay EC Five Hundred Seventy Five Thousand (575,000) shares of its common stock on or before the date which is four (4) years from the date of this Agreement.

4.3) ICMC shall have the option to elect to extend the term of this Agreement for an additional five (5) year period consisting of five (5) successive individual one (1) year terms exercisable by payment of Fifty Thousand United States Dollars ($50,000USD) to EC and the incurrance of Two Hundred Fifty Thousand United States Dollars ($250,000USD) in Expenditures each year. The cash portion of the consideration paid directly to EC may be converted to common shares of ICMC ("Conversion Option"). The price of the common shares that EC can purchase under this Conversion Option shall be Eighty Five Percent (85%) of the average closing price of the common shares of ICMC on the VSE for the ten (10) trading days prior to the date of delivery of the cash consideration this Section 4.3 to EC. Renewal of each additional one (1) year term shall be renewable by providing notice to EC and Fox Thirty (30) Days prior to the then existing lease expiration.

                            SECTION 5 - EXPENDITURES

5.1) ICMC shall incur expenditures with respect to the Property in the aggregate amount of Two Hundred Ten Thousand United States Dollars ($210,000USD) on or before June 10, 2002 in accordance with the following schedule:

                (a) Fifty Thousand United State Dollars ($50,000USD) on or before June 10, 2000;

                (b) Seventy Thousand United States Dollars ($70,000USD) on or before June 10, 2001; and


                (b) Ninety Thousand United States Dollars ($90,000USD) on or before June 10, 2002

5.2) In the event that ICMC expends in excess of the required Expenditures during any period, such excess Expenditures shall be credited against the required Expenditures in any subsequent period, during the first five (5) years of this Agreement.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -6
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                         SECTION 6 - OPTION TO PURCHASE

6.1) Fox hereby grants to ICMC the option ("Option") to buy Fox's right, interest and title in Property for a purchase price of Five Million United States Dollars ($5,000,OOOUSD). To exercise the Option, ICMC must deliver to Fox a notice of exercise of Option in writing. On delivery by ICMC to Fox of the notice of exercise of Option, Fox will be contractually obliged to close the transactions contemplated by this
         Section 6 (subject to Fox's rights under Section 6.7).

6.2) In consideration for the option granted by Fox hereunder, ICMC shall pay to Fox Five Hundred United States Dollars ($500USD) upon execution of this Agreement.

6.3) If ICMC exercises the Option, ICMC shall pay a one quarter of one percent (0.25%) net smelter royalty returns (the "Purchase NSR") with respect to the Property. The Purchase NSR will become payable upon commencement of Commercial Production. The specific terms and conditions of the Purchase NSR are set forth in Schedule "C" hereto.

6.4) If ICMC, its successors, or assigns should locate, discover or find Ore or Product on other claims ("Apex Claims") that Fox would have an interest in due to apex or lateral rights, Fox shall receive as additional consideration for the purchase of its right title and interest in the property a three percent (3.0%) net smelter royalty return (the "Apex NSR") with respect to any Ore or Product from Apex Claims. The Apex claims are further described and shown on the map attached hereto as Schedule "F." The Apex NSR shall be applicable to any Ore or Product discovered or located by ICMC, its successors or its assigns, either before or after the Property is purchased by ICMC pursuant to the exercise of the Option or the Second Option in Section
         23.2 of this Agreement. The Apex NSR shall be subject to further terms and conditions as set forth in Schedule C attached hereto.

6.5) If ICMC should exercise its Option to buy Fox's right, interest and title in the Property as described in Section 6.1 above before the end of five year Lease term pursuant to this Agreement, including all unexercised Lease renewal option periods, EC agrees to execute a Lease Termination Agreement for the EC Lease at the time of exercise and EC agrees to waive its rights under Section 15.1 of the EC Lease. In consideration for executing a Lease Termination Agreement, ICMC shall issue to EC a non-transferable share purchase warrant for that number of common shares of ICMC equal to One Hundred Ten Percent (110%) of the number of shares subject to be, but not yet issued, with respect to all unexercised Lease renewal option periods as contemplated above as at the date of closing of the buyout. The share purchase price for the purchase of these shares shall be equal to the average closing price of the common shares of ICMC on the VSE for the ten (10) trading days prior to the date of closing of the buyout. The term of the warrant shall be no shorter than five (5) years.

6.6) If ICMC should place, or attempt to place, the Property or any other claim that would be subject to a royalty under this Agreement, into Commercial Production ICMC shall exercise its purchase option under
         Section 6.1 or 23.2 of this Agreement.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -7
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6.7)     If ICMC should exercise the Option, Fox shall have the right to elect to forego being bought-out by ICMC and may participate in the development of the Property further. Fox's participation shall not exceed forty percent (40%). Fox shall have sixty (60) days from the receipt of notification of ICMC's election to exercise the Option to review data and determine if it would like to elect to forego being bought out and participate in the development of the Property further. Fox's election to forego being bought out by ICMC shall be contingent upon the parties entering into a Joint Development Agreement for the further development of the Property.

                             SECTION 7 - DEFINITIONS

7.1) The following defined terms, wherever used in this Agreement, shall have the meaning set forth below:

                  (a) "Commercial Production" means the commercial operation of the Property, or a portion thereof, but does not include milling or other treatment for the purposes of testing or milling or leaching by a pilot plant during the initial tune-up period of a plant. Commercial Production will be deemed to have commenced:

                           (i) if a plant is located on the Property, or a
                  portion thereof, on the first day of the month following the first period of thirty (30) consecutive days during which mineral products or other concentrates from the Property, or a portion thereof, have been processed through such plant for not less than fifteen (15) days at an average rate of not less than 66 2/3% of the initial rated capacity (calculated in tons per day) of such plant; or

                           (ii) if no plant is located on the Property or a
                  portion thereof, on the first day of the month following the first period of thirty (30) consecutive days during which ore or other concentrates from the Property, or a portion thereof, has been shipped from the Property, or a portion thereof, on a reasonably regular basis for the purpose of acquiring revenue;

                  (b) "Expenditures" means all expenses paid for or incurred by ICMC with respect to the exploration and development of the Property including, without limiting the generality of the foregoing, expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geological, geophysical and geochemical surveying, diamond drilling and drifting, raising and other underground work, assaying and metallurgical testing, conduction feasibility studies, environmental studies, submissions to government agencies with respect to production permits, plan and mine design together with development and constructions thereof for the benefit of furthering mining activities at and upon the Property and other expenses ordinarily incurred in prospecting, exploring or developing mining lands, salaries and travel expenses of ICMC's officers and employees;

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -8
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                   (c) "Ore" means mineral material from the Property, the
         nature and composition of which, in the sole judgment of ICMC, justifies either (1) mining or removing such material from place during the term of this Agreement, and shipping and selling same, or delivering same to a processing plant for physical or chemical treatment, or (2) leaching in place during the term of this Agreement;

                  (d) "Waste" means earth, rock or material mined or removed from place in the Property during the term of this Agreement, but which is not Ore as defined above;

                  (e) "Product" means the following:

                         (i) all Ore mined or removed from place in the Property
                  during term hereof and shipped and sold by ICMC prior to treatment; and

                         (ii) all concentrates, precipitates, and mill products
                  produced by or for ICMC from Ore mined or removed from place in the Property, or from Ore leached in place in the Property, during the term of this Agreement;

                  (f) "Property" means all Claims or Additional Claims made subject to this Agreement pursuant to the terms hereof.

                          SECTION 8 - AREA OF INTEREST

8.1) During the term of this Agreement, either ICMC, Fox, or EC shall have the right to stake unpatented mining claims or prospecting sites or any other mineral interest ("Additional Claims") within one mile from the exterior boundaries of the Property (the "Area of Interest") and, subject to the provisions of this Section 8, any Additional Claims acquired during the term of this Agreement by either ICMC, Fox or EC within this Area of Interest shall be deemed to be included in the Property and be subject to the terms of this Agreement. Any unpatented mining claims or prospecting sites or other mineral interest ("Third Party Claims") acquired by ICMC within the Area of Interest owned by third parties, shall not be subject to the terms of this Agreement, provided that such third parties were not introduced into the Area of Interest by ICMC. If Additional Claims are located by Fox or EC within the Area of Interest, Fox or EC shall provide written notice and documentation regarding the Additional Claims to ICMC and ICMC shall thereafter have sixty (60) days to provide written notice to Fox or EC that it will accept or reject such Additional Claims for inclusion in this Agreement. If ICMC does not accept the Additional Claims, those Additional Claims shall not be included in this Agreement and Fox or EC shall be free to hold and explore or develop those Additional Claims independent of this Agreement.

8.2) Provided, however, that with respect to any Additional Claims (within the Area of Interest) that become subject to the terms of this Agreement, ICMC shall be required to convey its interest in the Additional Claims to Fox as contemplated herein upon termination of this Agreement. Should either party conduct activities contemplated by the provisions of this Section 8 within the Area of Interest during the term of this Agreement, they shall notify the other party in writing within 30 days of the completion of each activity. For the purposes of

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -9
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         this Agreement, Additional Claims shall not act to increase the Area of
         Interests Third Party Claims acquired by ICMC shall not require the payment of any Purchase NSR payments to Fox or EC.

8.3) Any Additional Claims shall become subject to all terms and conditions of this Agreement upon the giving by ICMC of the above-described notice of acceptances ICMC shall have no obligations to Fox, EC or others concerning any other Additional Claims within the Area of Interest, except as set forth hereunder.

8.4) ICMC acknowledges that it has overstaked the Property. ICMC further acknowledges that Fox has superior rights and title to the Property and ICMC hereby agrees to convey and quit claim that portion of its SR Claims that overlap the Property to at the request of Fox.

8.5) ICMC shall provide Fox and EC Thirty (30) Days advance written notice of any plans to abandon any of the Additional Claims.

8.6) There is a certain interest in certain claims known as the Janets, that are within the Area of Interest that is undecided at this times This undecided interest and the Janets are specifically not included in this Agreement or subject to the Area of Interest provisions of this Agreements

8.7) If ICMC should sell, transfer or assign any claim or fraction thereof, of the J-M Reef (as the J-M Reef is known, as asserted by Stillwater Mining Company as of July 16, 1999), that is within the Area of Interest of this Agreement, then ICMC shall pay to Fox a one percent (1s0 %) Gross Royalty on the proceeds received by ICMC from such sale, transfer or assignment.

               SECTION 9 - REPRESENTATIONS, WARRANTIES, COVENANTS
                           AND ACKNOWLEDGEMENTS OF FOX AND EC

9.1) Fox and EC represents, warrants and covenants to and with ICMC while this Agreement between the parties hereto is in effect that:

                  (a) it will not sell, transfer, encumber, suffer any lien upon, dispose of or deal in the Property or title thereto;

                  (b) it will assist with ICMC in obtaining such permits and approvals as ICMC may require or consider advisable to comply with all regulatory or governmental requirements which affect the Property. In the event ICMC desires to apply for patent to any of the unpatented mining Claims or Additional Claims comprising the Property, Fox and EC agree to assist and cooperate with ICMC in such application, which applications shall be made in the name of Fox;

                  (c) it will notify ICMC of any knowledge, communication or notice relating to the Property;

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -10
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                  (d) it will keep all information and data concerning the
         Property secret and confidential and will not release any such information without prior written consent of ICMC;

                  (e) ICMC, so long as it performs all obligations and covenants on its part to be performed, shall peaceably possess and enjoy the Property without interruption or disturbance from Fox or any other person, firm or corporation;

                  (f) it owns the outright right to mine the Property by actual ownership free and clear of all liens and encumbrances except as disclosed to ICMC;

                  (g) it has no knowledge of any adverse claim or encumbrance upon the Property except as disclosed to ICMC;

                  (h) the Property is in good standing under all applicable laws and regulations and all taxes, assessments and filings have been timely paid or filed;

                  (i) it will indemnify and hold harmless ICMC from all liabilities, loss of any and all kinds and responsibility for environmental damages, charges, fines and penalties of every kind resulting from activities of Fox, EC or any other past owner, operator, lessor or lessee on the Property;

                  (j) it will not permit any part of the Property to be converted or title lost as a result of Fox not remaining in good corporate standing;

                  (k) it has the full right and authority to enter into this Agreement;

                  (1) it has received from ICMC all documentation required pursuant to United States securities laws, including a copy of any documents filed under each of the Form 10Q, 10K, 8Q and 8K, as applicable with the United States Securities and Exchange Commission

                  (m) it is not entering into this transaction as a result of any material changes with respect to the affairs of ICMC known to it (except for this transaction) which, to its knowledge, information and belief, were not publicly disclosed as of the date hereof;

                  (n) in entering into this Agreement and leasing the Property to ICMC in exchange for common shares of ICMC, it is acting as principal and will be acquiring the shares as principal for its known account and not on behalf of others and for the purpose of investment and not with an intention to effecting a distribution, and no other person, firm or other organization will have any beneficial interest whatsoever in the shares;

                  (o) it is a resident of the State of Washington, USA, for the purposes of all securities laws applicable to the transactions herein contemplated;

                  (p) it is familiar with ICMC's business affairs as ICMC disclosed in publicly available information, and acknowledges that ICMC has made available to it all publicly

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         available documents and records of ICMC in its possession, and has offered to EC an opportunity to discuss this investment with ICMC and representatives of ICMC and to obtain any additional information necessary to verify the accuracy of any information furnished, provided that EC acknowledges that no information furnished by ICMC constitutes investment, accounting, legal or tax advice, and that Fox is relying solely upon itself and its professional advisors for such advice;

                  (q) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks with respect to the shares, and is able to bear the economic risks with respect to the shares, including the possibility that the shares may become worthless;

9.2) For the purposes of this Section 9 of this Agreement, the knowledge, information and belief of Fox means the knowledge, information and belief of any director, senior officer, or shareholder of Fox after reasonable inquiry made by or on behalf of such director, senior officer or shareholders

9.3) Fox and EC acknowledges that the representations, warranties and covenants contained in this Agreement are conditions upon which ICMC is entering this Agreement and are continuing conditions of ICMC's obligations hereunder and shall be expressed in any conveyance to ICMC made pursuant to exercise of the Option to purchase granted by Section 6 of this Agreements Fox and EC shall indemnify and hold harmless ICMC from and against any and all losses, damages, costs, actions or suits arising out of or in connection with a breach of any representation, warrants or covenants contained herein.

9.4)       EC acknowledges that:

                    (a) any shares issued to EC hereunder will not be registered under the United States Act of 1933 (the "1933 Act") as the transaction in which they are being acquired is exempt under Section 4(2) of the 1933 Act as not involving any public offering, that the reliance of ICMC and others on this exemption is predicated in part upon the representations and warranties of EC that EC will be acquiring the shares for its own account, with no present intention of selling or otherwise distributing the same to the public, which representations and warranties are hereby confirmed, and that the shares are therefore subject to restrictions on transfer in the United States or to any US person (as defined in Regulation S made pursuant to the 1933 Act), unless subsequently registered under the 1933 Act for an exemption from registration is available;

                    (b) EC, if it decides to offer, sell or otherwise transfer any of the shares, it will not offer, sell or otherwise transfer any of such shares, directly or indirectly unless:

                           (i) the sale is to ICMC, or;

                           (ii)the sale is made outside the United States in a
                  transaction meeting the requirements of Regulation S under the 1933 Act, or;

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -12

                           (iii) the sale is made pursuant to the exemption from
                  the registration requirements under the 1933 Act provided by Rule 144 there under and in accordance with any applicable state securities or "Blue Sky" laws; or

                           (iv) the shares are sold in a transaction that does
                  not require registration under the 1933 Act or any applicable US state laws and regulations governing the offer and sale of securities and Fox or EC has, prior to such sale, furnished to ICMC an opinion to that effect of counsel of recognized standing experienced in matters involving the Act and reasonably satisfactory to ICMC, or;

                           (v) EC distributes said shares to its members or
                  shareholders, and members and shareholders thereof, ("Share Distribution") who have executed a shareholders agreement, an example of which is attached as Schedule "D" hereto, with ICMC agreeing to the same restrictions of transfer of said shares contained in this Section 9 of this Agreement. Any Share Distributions under this Section 9.4(b)(v) shall be made in a manner that is in compliance with all applicable securities laws and regulations.

9.5) upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable US state laws and regulations, the certificates representing any of the shares shall bear the following legend:

                         "The Securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may be offered, sold or otherwise transferred only (a) to the Company, or (b) outside the United States in accordance with Regulation S under the U.S. Securities Act, or (c) inside the United States in accordance with (1) Rule 144A under the U.S. Securities Act or (2) Rule 144 under the U.S. Securities Act, if applicable, or (3) with the prior written consent of the Company, or (4) under another exemption from registration under the U.S. Securities Act. Delivery of this certificate may not constitute "good delivery" in settlement of transactions on stock exchanges in Canada."

9.6) There are restrictions on EC's ability to resell the shares and it is the responsibility of EC to find out what those restrictions are and to comply with them before selling the shares.

9.7) ICMC has advised Fox and EC that ICMC is relying on an exemption from the requirements to provide Fox or EC with a prospectus and to sell securities through a persons registered to sell securities under the British Columbia Securities Act (the "Securities Act") and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission will not be available to Fox or EC.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -13

9.8) All certificates representing shares issued in exchange therefore or in substitution thereof will bear the same legend.

                    SECTION 10 - REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS,
                                 AND COVENANTS OF ICMC

10.1) ICMC represents, warrants and covenants to and with Fox and EC while this Agreement between the parties hereto is in effect that:

                (a) it will keep the Property in good standing by payment of all taxes and assessments including payment of all state and federal filings and other transfer fees necessary to maintain ownership of the Property;

                (b) it will provide to Fox and EC promptly copies of surveys, assays, drill logs, and other similar documents obtained by or for ICMC relating to the Property;

                (c) it will provide to Fox and EC annually proposed programs of exploration work and budgets therefore prior to their implementation;

                (d) it will pay and discharge all accounts, expenses, and charges incurred by it in respect to work on the Property as they become due and to keep the title free of any lien;

                (e) it will indemnify and hold harmless Fox and EC from all liabilities, loss of any and all kinds and responsibility for environmental damages, charges, fines and penalties of every kind resulting from activities of ICMC on the Property;

                (f) it will prepare, in a timely manner, for submission (with contemporaneous copies to Fox and EC) all reports, affidavits, estimates and other filings or documentation of any and all types required to be submitted to local, State and federal government agencies having jurisdiction over the Property during the term of this agreement; and

                (g) ICMC is a valid and subsisting corporation duly incorporated and in good standing under the laws of the province of British Columbia with respect to the filing of reports with the British Columbia Registrar of Companies;

                (h) ICMC is a "reporting issuer" in British Columbia as that term is defined in the Securities Act;

                (i) the common shares of ICMC are listed on the VSE;

                (j) ICMC has good and sufficient right and authority to enter into this Agreement and to complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -14

                (k) ICMC holds all material licenses and permits required for carrying on its business in the manner in which such business has been carried on and has the corporate power and capacity to own the assets owned by it and, to the best of ICMC's knowledge, to carry on the business carried on by it and is duly qualified to carry on business in all jurisdictions in which it carries on business;

                  (1) to the best of ICMC's knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of ICMC or any indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever to which ICMC is a party or by which it is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound.

                  (m) ICMC has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Securities Act in relation to the issue and trading of its securities and in all matters relating to the transactions contemplated by this Agreement;

                  (n) to the best of ICMC's knowledge, there are no undisclosed, beyond those contained in Schedule "E" to this Agreement, actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting ICMC at law or in equity or before or by any Federal, State, Provincial, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor;

                  (o) no order ceasing, halting or suspending trading in securities of ICMC nor prohibiting the sale of such securities has been issued to and is outstanding against ICMC or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

                  (p) ICMC will reserve or set aside sufficient shares in its treasury to issue the Shares in accordance with this Agreement and upon their issuance all such Shares will be duly and validly issued as fully paid and non-assessable common shares of ICMC registered in the name of EC free and clear of all voting restrictions, and, except as may be created by EC, liens, charges or encumbrances of any kind whatsoever;

                  (q) during the term of this Agreement ICMC shall make all filings and shall do all things required by British Columbia securities laws to permit EC to resell any Shares issued to it free of any hold periods or resale restrictions at the conclusion of a four month period following the issuance of such Shares pursuant to Blanket Order and Ruling #98/7, or any successor instrument, issued by the British Columbia Securities Commission;

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -15

                  (r) in the event of a subdivision or consolidation or other capital change affecting the common shares of ICMC, the Shares to be issued following such event will be adjusted on the same basis as the other common shares of ICMC; and

                  (s) upon execution of this Agreement, ICMC shall deliver to EC such legal opinions of ICMC's legal counsel, addressed to EC and its legal counsel and dated as of the date of this Agreement, in form and content acceptable to EC acting reasonably relating to the trade and distribution and resale of the common shares of ICMC to be issued to EC pursuant to this Agreement (the "Shares") and to such other matters as EC may reasonably require.

10.2) The above representations, warranties and covenants are continuing conditions of Fox's and EC's obligations hereunder and shall be expressed in any conveyance to ICMC made pursuant to exercise of the Option to purchase granted by Section 6 of this Agreement.

10.3) ICMC acknowledges and will assist EC in distributing any shares that EC receives from ICMC to its members and their members as allowed in
         Section 9.4(b)(v) of this Agreement.

                       SECTION 11 - ANNUAL ASSESSMENT WORK

11.1) ICMC and its successors or assigns shall perform all annual assessment work, and if required, pay maintenance fees and other costs required by law to hold and maintain in good standing the Property for each assessment year, as defined by statute, during the currency of this Agreement and ending upon the date this Agreement expires. ICMC or its successors or assigns shall then perform all annual assessment work for any additional term or terms of this Agreement in accordance with State and Federal regulations.

11.2) If this Agreement expires or is terminated after the first day of July in any assessment year, ICMC shall perform the required assessment work or pay the maintenance fees for the Property with respect to the remainder of that assessment year, and shall have the right to enter onto the Property at any time or times during the remainder of said assessment year to perform or complete the above-required assessment work for said assessment year, without payment or other obligation to Fox or others.

11.3) ICMC shall pay any and all annual claim maintenance fees due any governmental regulatory agency, including the United States Department of the Interior, Bureau of Land Management no later than Fifteen (15) Days before their due date.

11.4) ICMC shall provide documentation to Fox and EC of all payments, filings, or other related claim maintenance documentation.

          SECTION 12 - EXCLUSION OF A PORTION OR PORTIONS OF THE CLAIMS

12.1) At any time during the term of this Agreement, ICMC may exclude from the provisions of this Agreement any Claim or Additional Claims covered hereby by giving notice of the same in writing to Fox, but in such event this Agreement shall be deemed to continue in full force

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -16 and effect as to any and all remaining Claims or Additional Claims. Upon and after the giving of such notice:

                  (a) the terms "Property" or "Claims" as used herein shall not include the Claims so dropped and excluded;

                  (b) ICMC shall surrender possession of such excluded Claims or Additional Claims to Fox and shall execute and deliver to Fox such instruments as may be reasonably necessary to evidence the relinquishment by ICMC of any interest in such claims, and ICMC shall have no further obligations with respect to such Claims or Additional Claims except as otherwise provided in this Section 12s Relinquishment or exclusion of any of the Claims or Additional Claims by ICMC shall not reduce consideration to Fox required hereunder.

12.2) ICMC has agreed that Fox and EC shall have certain placer mining rights as enumerated herein and ICMC shall not be entitled to the value of any of Fox's or EC's work on production therefrom.

                               SECTION 13 - TAXES

13.1) ICMC shall pay promptly before delinquency all taxes, if any, and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the term of this Agreement upon the Property, and upon all Ore and Product therefrom. All such taxes for the year in which this Agreement is executed, and for the year in which this Agreement terminates, shall be prorated between Fox and ICMC. ICMC always shall have the right to contest in the courts or otherwise, in its own name or in the name of Fox, the validity or amount of any such taxes or assessments, if it deems the same unlawful, unjust, unequal or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof, before it shall be required to pay the same. ICMC shall not permit the Claims or any part thereof to be conveyed, or title lost by Fox, as the result of nonpayment of such taxes or assessments. ICMC shall, upon request, furnish to Fox duplicate receipts for all such taxes and assessments when paid.

13.2) ICMC shall not be liable for any taxes levied on or measured by income, or taxes applicable to Fox or EC, based upon payments under this Agreement.

13.3) Nothing in the foregoing shall be construed to obligate ICMC to pay such portion of any tax as is based upon the value of improvements, structures, or personal property made, placed or used on any part or parts of the Property by or for Fox and EC or by an owner of surface rights other than ICMC. If Fox or EC receives tax bills or claims which are the responsibility of ICMC hereunder, the same shall be promptly forwarded to ICMC for appropriate actions

                       SECTION 14 - REPORTS AND INSPECTION

14.1) ICMC shall deliver to Fox and EC, each year during the term hereof, if requested by Fox or EC upon Fox or EC requesting same, copies of such maps, cross sections, and other

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -17 engineering data concerning the quality and location of Ore and material mined from the Property as ICMC customarily prepares or obtains for its own records, which information shall not require preparation of special records or reports by ICMC. This information shall be furnished, if requested, on or before the tenth day of June in each year during the term hereof, and the data contained therein shall be stated as it existed at the close of the preceding calendar year.

14.2) ICMC shall not be required to disclose its own current estimates and calculations of the grade and tonnage of Ore reserves.

14.3) On or before the first day of each January, April, July and October during the term hereof, ICMC shall deliver to Fox detailed statements for the preceding calendar quarter, showing separately the respective quantity and average analysis of Product produced from the Property during such quarter.

14.4)    14.4) ICMC shall deliver to Fox the quarterly statements required under
         Section 14.3, above, showing calculation of ICMC's payments, if any, for calculation of payments to Fox.

14.5) Upon termination of this Agreement, ICMC shall deliver to Fox a report of all exploration conducted by ICMC or its successors or assigns, on or in that part of the Property as to which this Agreement is being terminated. This report shall show the location of all such exploration work, the results thereof, the character of any Ore encountered, and ICMC's analysis of such Ore; it is provided, however, that in its above reports upon termination, ICMC shall not be required to disclose information concerning, or which might tend to reveal processes, techniques or equipment developed by or for ICMC, or with which it may be experimenting, or any processes, techniques or equipment which it is under obligation to any other person or company not to reveal.

14.6) Fox, EC and its authorized agents, at Fox's and EC sole risk and expense, at all reasonable times, may enter upon the Property to inspect the same, and to measure the quantity and quality of Ore mined therefrom or remaining therein, provided that Fox or EC shall not unreasonably or unnecessarily hinder or interrupt ICMC's operations. Fox or EC shall indemnify and save harmless ICMC, its successors and assigns, from and against all liability, claims and causes of action for injury to or death of persons, or damage to property, including, without limitation, the person or property of Fox, EC and its agents, and third parties, in any manner resulting, wholly or in part, from the exercise of the foregoing rights by Fox, EC or its authorized agents.

14.7) Fox, EC or its authorized agents, shall have the right to audit and inspect ICMC's accounts and records used in calculating payments to Fox hereunder, which right may be exercised, as to each quarterly payment, at any reasonable time during a period of one (1) year from and after the date on which the quarterly payment was paid-by ICMC.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -18

                          SECTION 15 - MANNER OF MINING

15.1) All of ICMC's operations hereunder shall be conducted in a careful and workmanlike manner, in accordance with accepted practices of the mineral industry, without committing any unusual permanent waste or injury to any mine in the Property, or interference with the subsequent operation thereof, if not reasonably necessary in ICMC's operations.

15.2) ICMC shall have no obligation, express or implied, to open or develop any mine or mines in the Property. Whenever ICMC deems it necessary or advisable, ICMC may discontinue or resume exploration, development, mining and production operations from time to time during the term hereof, so long as it meets its obligations hereunder to pay taxes and advance royalty or production royalty.

15.3) Nothing herein shall require ICMC to develop a separate shaft or shafts in the Property or prevent ICMC from exercising the cross-mining rights herein after provided.

                            SECTION 16 - CROSS-MINING

16.1) For the purpose of enabling ICMC to conduct, with greater economy and convenience, the mining and removing of Ore from the Property, ICMC is hereby granted the right, if it so desires, to mine and remove Ore, Product and materials from the Property through or by means of shafts, openings or pits which may be made in or upon adjoining or nearby property owned or controlled by ICMC or its successors and assigns.

16.2) ICMC or its successors or assigns, may, if they so desire, use the Property and any shafts, openings and pits therein for the mining, removal, treatment and transportation of Ore and materials from adjoining or nearby property, or for any purpose connected therewith.

16.3) For the purpose of enabling ICMC to conduct, to the best advantage of the parties hereto, and with greater economy and convenience, the mining, removal, handling and disposition of Ore and Product from the Property, and from other lands in which ICMC or its affiliated companies may be conducting mining operations, the operations of ICMC, and the said operations on other lands, may be conducted upon the Property and upon any and all such other lands as a single mining operation, to the same extent as if all such properties constituted a single tract of land. Nothing herein shall relieve ICMC from its obligations for payments or reports as set forth in this Agreement.

                       SECTION 17 - STOCKPILING AND WASTE

17.1) ICMC shall have the right, at any time during the term hereof, to stockpile any Ore or Product mined or produced from the Property at such place or places as ICMC may elect, either upon the Property or upon any other lands owned or controlled by ICMC, its successors or assigns. The rights and liens of Fox in and to any such Ore or Product stockpiled on other lands shall not be divested by the removal thereof from the Property, but shall be the same in all respects as though such materials had been stockpiled on the

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -19

         Property. If such other lands are now owned by ICMC, ICMC shall obtain from the owners thereof a properly executed instrument under which the owners of said other lands agree to recognize the interests and liens of Fox on Ore and Product stockpiled on said other lands.

17.2) The stockpiling of Ore or Product from the Property on other lands shall not be deemed a removal or shipment thereof requiring payment of royalty thereon.

17.3) The tax covenants set forth in this Agreement shall apply to Ore and Product from the Property stockpiled on other lands.

17.4) ICMC shall have the right, at any time during the term hereof, to stockpile on the Property any Ore or materials mined or produced by ICMC or its affiliated companies from other lands. Fox agrees to recognize the rights and interests of others in such Ores and materials stockpiled on the Property, and to permit the removal thereof by ICMC at any time during the term of this Agreement, or by the owners thereof for a reasonable time after termination of this Agreement, all without liability or expense to Fox.

17.5) All stockpiles on the Property shall be so placed as not to interfere with mining operations on the Property.

                               SECTION 18 - MIXING

18.1) After Ore and Product from the Property have been sampled, where necessary, and weighed, or measured by volumetric survey, truck factors, or other industry practices, in such manner as will permit the computation of royalty to be paid hereunder, ICMC may mix the same with Ore, materials or products from other lands. ICMC shall maintain accurate tonnage and sampling records and shall furnish copies of such records to Fox in the event that ICMC pays any NSR payments to Fox.

                             SECTION 19 - TREATMENT

19.1) ICMC shall have the right in its sole discretion and in any manner it deems fit, but shall not be required, to beneficial, concentrate, smelt, refine, leach, and otherwise treat, in any manner, any Ore, Product and materials mined or produced from the Property and from other lands. Such treatment shall be conducted in a careful and workmanlike manner. In exercising this right Ore or Product may be removed to a plant or plants established or maintained either upon the Property or elsewhere. It is provided, however, that any tailings or residue remaining on the Property for a period of one (1) year after the date on which this Agreement has expired, or has been terminated by ICMC as to all of the Property, shall be deemed abandoned by ICMC and thereupon shall become the Property of Fox.

19.2) ICMC shall reclaim the Property in accordance with local, state, and federal laws relating to reclamation of mined land. In addition, underground mining areas shall not be left in any condition so as to be or become hazardous. Mine shafts, air courses, inclines, or horizontal workings are to be permanently sealed and abandoned in accordance with good mining practice. Prior to obtaining any necessary governmental approval of a reclamation plan for

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -20 the Property, ICMC will submit such reclamation plan for review by Fox and EC. The obligations set forth in this Section shall survive termination of this Agreement.

                              SECTION 20 - FOX LIEN

20.1) Fox and EC shall at all times have, possess, and hold a lien upon all Ore and Product mined from the Property and from Apex Claims and shipped therefrom but not sold to a bona fide purchaser, and upon all improvements placed upon the Property by ICMC, as security for any unpaid balance of money due hereunder and as security for the performance by ICMC of each and all of ICMC's covenants hereunder. This lien may be enforced against any such property in like manner as liens conferred by chattel mortgages, or as any other lien security may be enforced under the laws of the State of Montana. Nothing herein contained, however, is intended or shall be construed to prevent the sale, shipment and removal of Ore or Product in the usual course of business, nor to prevent the removal of tools, machinery, equipment or other property at any time when ICMC is not in default. This lien shall not apply to Ore or Product sold to unrelated third parties.

               SECTION 21 - TITLE TO PROPERTY AND PROTECTING TITLE

21.1) ICMC accepts Fox's title to the Claims as represented and warranted hereunder on the date of execution of this Agreement. ICMC or its successors or assigns have the right to protect, perfect or otherwise deal with title as deemed necessary by the current or future condition of title. Nothing herein shall be construed to transfer title of the Property to ICMC beyond the lease rights herein set forth.

                      SECTION 22 - INSURANCE AND INDEMNITY

22.1) ICMC shall protect and defend Fox and EC against any and all damages, including, but not limited to, any and all environmental remediation liabilities, arising out of ICMC's operations on the Property. ICMC and shall indemnify Fox and EC against any liability resulting from ICMC's operations on the Property; provided, however, that Fox, EC or any agent acting on its behalf shall not have been a contributing cause to the event giving rise to any such damages. ICMC shall carry liability insurance protecting Fox and EC against damages arising out of ICMC's operations on the Property. ICMC shall have Fox and EC named as additional insured on all such insurance policies and shall provide copies of said policies to both Fox and EC.

                SECTION 23 - EXTRA TERMS UPON ELECTION TO EXTEND

23.1) Upon the exercise of the option to renew the Lease (the "Second Lease") and to enter into a second five (5) year lease agreement, (the "Second Lease Agreement"), ICMC will pay to EC the agreed upon amount of stock and cash set forth in Section 4.3 hereof. All payments and other consideration in connection with the Second Lease will be subject to VSE approval.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -21

23.2) If the lease term is extended pursuant to Section 4.3, ICMC shall continue to have the option ( the "Section Option") to buy Fox's right, interest and title in the Property from Fox for a purchase price of Five Million United States Dollars ($5,000,OOOUSD) with the purchase price to be adjusted by the change in the Consumer Price Index, All Items published by the United States Department of Labor, Bureau of Labor Statistics ("CPI"), for the period from thirty (30) days prior to the closing of the purchase of the Property under the Second Option to July, 1999. If the figure which the United States Department of Labor uses as a base of 100, for purposes of the CPI is changed, the CPI will continue to be used, but the value will be adjusted to account for this change. In the event that the CPI is discontinued or otherwise becomes unavailable, the parties shall undertake to agree upon a substitute index or a substitute method of adjustment. As additional consideration for the Second Option ICMC shall also pay Fox a one quarter of one percent (0.25%) Purchase NSR on the Property payable upon commencement of Commercial Production. The specific terms and conditions of the Purchase NSR will be the same as those set out in Schedule "C" hereto. If ICMC should purchase the Property under the Second Option ICMC shall also pay to Fox as additional consideration a three percent (3.0%) Apex NSR as contemplated in Section 6.2.

23.3) If ICMC should exercise the Second Option, Fox shall have the right to elect to forego being bought-out by ICMC and may participate in the development of the Property further. Fox's participation shall not exceed forty percent (40%). Fox shall have sixty (60) days from the receipt of notification of ICMC's election to exercise the Option to review data and determine if it would like to elect to forego being bought out and participate in the development of the Property further. Fox's election to forego being bought out by ICMC shall be contingent upon the parties entering into a Joint Development Agreement for the further development of the Property.

                SECTION 24 - TERMINATION AND REMOVAL OF PROPERTY

24.1) In the event of any default by ICMC in the performance of its obligations hereunder, Fox and EC shall give to ICMC written notice specifying the default. If the default is not cured within thirty (30) days after ICMC has received the notice, or if ICMC has not within that time begun action to cure the default and does not thereafter diligently prosecute such action to completion, in no case to exceed ninety (90) days, Fox and EC may terminate this Agreement by delivering to ICMC written notice of such termination, subject to ICMC's right to remove its property and equipment from the Property, as hereinafter provided. Fox and EC shall have no right to terminate this Agreement except as set forth in this paragraph and termination of this Agreement shall be Fox's and EC sole remedy.

24.2) ICMC shall have the right to terminate this Agreement at any time upon thirty (30) days written notice delivered to Fox and EC. Upon such termination, all right, title and interest of ICMC under this Agreement shall terminate, subject to Section 24.3 hereof, and ICMC shall not be required to make further payments, or to perform any further obligations hereunder, including work and Expenditure commitments concerning the Property, except payments or obligations which have been accrued hereunder pursuant to the express provisions of this Agreement, and which have not been paid or performed.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -22

24.3) Upon any termination of this Agreement, whether by expiration of the term hereof or by act of either party, ICMC shall have a period of one
         (1) year from and after the effective date of termination in which to remove from the Property all of its machinery, buildings, structures, facilities, equipment and other property of every nature and description erected, placed or situated thereon, except supports placed in shafts, drifts or openings in the Property. Any property of ICMC not so removed at the end of said one (1) year period shall become the property of EC. In the event of force majeure, as hereinafter set forth, the terms and conditions of this paragraph shall be appropriately extended.

24.4) Upon expiration of said removal period, ICMC shall place the Property in a safe and orderly condition, with all shafts, caves and openings fenced or protected as may be required by law or by regulation of any duly constituted governmental authority having jurisdiction in the Property.

24.5) Promptly following termination or expiration of this Agreement, each party shall deliver to the others a fully executed release of this Agreement in recordable form.

                             SECTION 25 - ASSIGNMENT

25.1) If, at any time during the term hereof, Fox intends to sell, assign, transfer or convey the Property or any part thereof, Fox shall deliver to ICMC at least thirty (30) days' prior written notice, describing all of the terms of the proposed sale, assignment, transfer or conveyance. ICMC shall have the exclusive right, during the above thirty (30) day period, at its election, to purchase the Property described in said notice, for a sum of money equal in value to the consideration which would be received by Fox under the terms set forth in the written notice. If ICMC elects to purchase the Property described in the notice, ICMC shall so notify Fox within the thirty (30) day period. If ICMC has not notified Fox of its above election within the thirty (30) day period, Fox shall have the right for an additional thirty (30) day period, after the expiration of the above notice, to sell, assign, transfer or convey its interest in the Property as described in said notice, upon the terms and conditions set forth in said notice, but all subject, however, to this Agreement, and all rights of ICMC, its successors and assigns, hereunder, and in and to the Property.

25.2) Upon prior written consent of Fox and EC, ICMC shall have the right at any time to assign its rights hereunder, to contract with others to mine and to treat Ore, Product and materials from the Property, and to sublet the same for all purposes of this Agreement, with the same rights and privileges as are granted herein to ICMC; provided, however, that any such assignment, contract or sub-lease shall not operate as a release or discharge of ICMC from the performance of its obligations hereunder until and unless Fox and EC has consented thereto in writing. The written consent of Fox and EC shall not be unreasonably withheld.

25.3) All covenants, conditions and provisions of this Agreement, including the obligation to payments as required hereunder, shall run with the land, and shall inure to the benefit of, and be binding upon, the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -23

                           SECTION 26 - FORCE MAJEURE

26.1) ICMC shall not be liable for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond ICMC's control, which causes hereinafter are called "force majeure." For purposes of this Agreement, the term "force majeure" shall include, but shall not be limited to, fires, floods, windstorms, and other damage from the elements, strikes, riots, action of government authority and acts of Gods The duration of this Agreement and all deadlines hereunder shall be extended for a period equal to the period for which performance is suspended by reason of force majeure. All periods of force majeure shall be deemed to begin at the time ICMC stops performance hereunder by reason of force majeure. ICMC shall notify Fox and EC of the beginning and ending date of each such periods

                SECTION 27 - DISPUTES NOT TO INTERRUPT OPERATIONS

27.1) Subject to the above right of Fox and EC to terminate this Agreement, disputes or differences between the parties hereto shall not interrupt performance of this Agreement or the continuation of operations hereunder. In the event of any dispute or difference, operations may be continued, and settlements and payments may be made hereunder, in the same manner as prior to such dispute or difference, until the matters in dispute have been finally determined between the parties, and thereupon such payments or restitution shall be made as may be required under the terms of the settlement or final determination of the disputes

                         SECTION 28 - DISPUTE RESOLUTION

28.1) Any and all matters of dispute or difference that may arise between ICMC, Fox or EC with respect to any act or thing done or to be done pursuant to the provisions of this Agreement, excepting the payment of royalty, taxes and assessments as aforesaid, shall be resolved by the following procedure:

                  (a) Unaided Negotiations. Should there develop disagreement or dispute among the parties hereto in connection with this Agreement, it shall be settled by the procedures specified in this Section 28s If one party believes any other party has breached this Agreement, notice thereof shall be given to the other party in writings The receiving party shall respond in writing to any such notice within seven (7) business days after receipts If the dispute is not promptly resolved, there shall follow within fourteen (14) days, or at such later time as may be mutually agreed to by the parties to the disagreement or dispute, a meeting of the parties to the disagreement or disputes The purpose of the meeting shall be to discuss and negotiate in good faith a resolution to any outstanding issues. The location of the meeting shall be in Spokane, Washington, United States of Americas

                  (b) Mediation. Should the procedure outlined in paragraph 28s1
         (a) fail to bring about a prompt resolution of the parties' disagreement or dispute, then within thirty (30) days following the meeting of the parties, such parties shall initiate a voluntary, non-binding mediation

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -24 conducted by a mutually-agreed mediators Should such parties be unable to agree upon a mediator, they shall request the Superior Court for Spokane County, State of Washington, United States of America to appoint a mediator for them. Each of the parties shall bear their own costs and expenses (including attorney fees) and their proportionate share of any other costs, fees or expenses associated with this mediation and endeavor in good faith to resolve their differences. The mediation shall be held in Spokane, Washington, United States of Americas

                  (c) Arbitration. In the event that the parties are unable to resolve any outstanding disagreement or dispute as provided above, then, the parties agree that said outstanding disagreement or dispute will be settled by binding arbitration. The arbitration will be conducted in accordance with the State of Washington Arbitration Act, RCW 7s04 et seq., in effect when the arbitration begins, as hereafter modified or supplemented, and shall be conducted by a single arbitrator experienced in the matters at issue selected by the parties. The prevailing party in any such arbitration shall be entitled to their reasonable attorneys' fees and costs, including fees for expert witnesses associated with the arbitration. The judgment or the award rendered by the arbitrator may be entered in any court having competent jurisdictions The arbitration shall be held in Spokane, Washington, United States of Americas The parties confirm that by agreeing to this alternate dispute resolution process, they intend, with the exception of emergency injunctive relief, to give up their right to have any dispute decided in court by a judge or jury.

                              SECTION 29 - NOTICES

29.1) Any notice required or permitted to be given hereunder shall be deemed properly given upon delivering the same to the party to be notified, or upon mailing the notice, by registered or certified mail, return receipt requested, to the party to be notified, at the address hereinafter set forth, respectively, or such other address within the United States of America as the party to be notified may have designated prior thereto by written notice to the others

(a)      If to Fox:
                         Platinum Fox, LLC.
                         Mr. Rod Nicholls, Manager
                         716 South 348"' Street
                         Federal Way, WA 98003
                         USA
                         Phone: 253-838-8000
                         Facsimile: 253-874-2794

                         With a copy to:
                         Mr. Gregory Bs Lipsker, Esq.
                         Workland & Witherspoon, PLLC
                         714 Washington Mutual Financial Center
                         601 West Main Avenue
                         Spokane, WA 99201-0677
                         USA

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -25

                         Phone: 509-455-9077
                         Facsimile: 509-624-6441

(b)      If to EC:
                         Emerald Chimera, LLC.
                         Mr. Rod Nicholls, Manager
                         716 South 348th Street
                         Federal Way, WA 98003
                         USA
                         Phone: 253-838-8000
                         Facsimile: 253-874-2794

                         With a copy to:
                         Mr. Gregory B. Lipsker, Esq.
                         Workland & Witherspoon, PLLC
                         714 Washington Mutual Financial Center
                         601 West Main Avenue
                         Spokane, WA 99201-0677 USA
                         Phone: 509-455-9077
                         Facsimile: 509-624-6441

(c)      If to ICMC:
                         Idaho Consolidated Metals Corporation
                         Mr. Delbert Steiner, President
                         PO Box 1124
                         Lewiston, ID 83501 USA
                         Phone: 208-743-0914
                         Facsimile: 208-746-6678

29.2) Routine or regular reports and statements hereunder may be sent by regular mail addressed as above, without copies going to Gregory B. Lipsker, Esq. If, after proper mailing thereof, any of such reports are not received when due, the addressee will notify ICMC in accordance with the above provisions for notice, and ICMC shall have reasonable time to secure the delivery of the statement or report, or a duplicate thereof, without being in default hereunder.

                             SECTION 30 - RECORDING

30.1) The parties hereto shall execute a memorandum or short recording counterpart of this Agreement, which counterpart shall be in form sufficient to constitute notice of this Agreement to third parties under the law of the State of Montana, but which counterpart shall not contain the amounts or rates of royalty hereunder, or other terms of this Agreement which the parties may elect not to disclose of record. The execution and recording of the above recording counterpart shall not limit, decrease, or increase, or in any manner affect any of the terms of this Agreement, or any rights, interest or obligations of the parties hereto.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -26

                 SECTION 31 - CONSENT OF REGULATORY AUTHORITIES

31.1) This Agreement is specifically subject to the approval of the regulatory authorities of the Province of British Columbia and of the VSE.

31.2) The parties agree that Fox and EC shall be fully informed and allowed to participate in obtaining approval of this Agreement from the regulatory authorities of the Province of British Columbia and of the VSE.

                            SECTION 32 - COUNTERPARTS

32.1) This Agreement maybe signed in as many counterparts as maybe necessary and delivered by facsimile, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as at the 10' day of June, 1999.

                         SECTION 33 - FURTHER ASSURANCES

33.1) The parties hereto agree to do or cause to be done all acts or thing necessary to implement and carry into effect this Agreement to the full extent including, without limitation, to cause their respective interests in the Property as it may appear from time to time to be recorded with appropriate government offices and in this connection to execute such documents as counsel for ICMC, EC or Fox may require.

                           SECTION 34 - MISCELLANEOUS

34.1) Binding Provisions. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and Transferees of the respective Members.

34.2) Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

34.3) Headings. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision of this Agreement.

34.4) Meanings. Whenever required by the context, the singular shall include the plural, and viceversa and the masculine gender shall include the feminine and neuter genders, and viceversa.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -27

34.5) Governing Law. All terms and provisions of this Agreement and the rights and duties of all of the parties shall be construed under the laws of the State of Washington, except for any legal interpretation involving real property law in relation to the Property. Any legal interpretation involving real property law shall be construed under the applicable laws of the State of Montana and the United States of America.

34.6) Waiver. The failure of any party at any time to require strict performance of any provision of this Agreement shall not limit the right of the party to enforce the provision, nor shall any waiver or any breach of any provision be a waiver of any succeeding breach of that provision or a waiver of that provision or any other provision. Any waiver of any breach of any provision of this Agreement must be evidenced in writing signed by all parties hereto.

34.7) Amendments. This Agreement or any tern hereof may be changed, waived, discharged or terminated only in writing, signed by all parties hereto.

34.7) Geologic Consultations. On a semi-annual basis, ICMC, at its cost, shall consult with Dr. Paul Lechler, Ph.D. to review ICMC's exploration plans and results for the Property.

34.8) Securities Registration. if ICMC should register any class of equity securities in the United States of America under either the Securities Act of 1933 or under any state Blue Sky Laws, ICMC shall also register those equity securities issued, and to be issued, under this agreement that are held by either EC, its successor or any member of EC or member thereof, who was a member at the date of this Agreement.

34.10) Entire Agreement. This Agreement, together with its exhibits and such other agreements referred to in this Agreement, the terms of which are incorporated into this Agreement by this reference, supersedes any and all oral or written agreements previously made relating to the subject matter of this Agreement and constitutes the entire agreement of the parties relating to the subject matter of this Agreement.

34.11) Exhibits Incorporated by Reference. All exhibits attached to and/or referenced in this Agreement are incorporated as additional terms of this Agreement by this reference.

34.12) Payments. All payments to be made by ICMC to Fox or EC hereunder may be made by check or bank draft mailed or delivered to Fox or EC at Fox's or EC's address for notice purposes, or as set forth below, or for the account of Fox or EC at such bank or banks, or elsewhere, in one of the United States, as Fox or EC may designate from time to time by written notice to ICMC. Such bank or banks shall be deemed the agent of Fox or EC for the purpose of receiving, collecting and receipting for such payments.

34.13) Announcements. No party to this Agreement shall make no public announcement about this Agreement, the Property or the subject matter hereof, without the prior approval of the parties, except as required by the VSE and the regulatory authorities of the Province of British Columbia. The parties to this Agreement shall not unreasonably withhold their approval of public announcements.

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION -28

34.14 Agreement Execution. Even though the parties signed this Agreement as of the date hand written below by the parties, this Agreement shall be deemed dated and effective as of July 16, 1999.

IN WITNESS WHEREOF, the parties hereto have caused this TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION to be properly executed, all as of this 16" day of July, 1999.

PLATINUM FOX, LLC

/S/ ROD NICHOLLS                               10/7/99
--------------------------------            ---------------
Rod Nicholls                                Date
Its: Co-Manager

EMERALD CHIMERA, LLC

/S/ ROD NICHOLLS                               10/7/99
--------------------------------            ---------------
Rod Nicholls                                Date
Its: Manager

IDAHO CONSOLIDATED METALS
CORPORATION
/S/ DELBERT STEINER                            10/7/99
---------------------------------           ---------------
Delbert Steiner                             Date
Its: President

TRI-PARTY LEASE AGREEMENT WITH A PURCHASE OPTION - 29

           SCHEDULE "A" TO THE LEASE AGREEMENT WITH OPTION TO PURCHASE
                     DATED THE 16th DAY OF JULY, 1999 AMONG

                  PLATINUM FOX, LLC, EMERALD CHIMERA, LLC, AND
                     IDAHO CONSOLIDATED METALS CORPORATION

                               PLATINUM FOX CLAIMS

                    United States Department of the Interior.

                            BUREAU OF LAND MANAGEMENT
                              Montana State Office
                      222 North 32nd Street, P.O. Box 36800
                          Billings, Montana 59107-6800
                             http://www.int.blm.gov/
MC 18076 et al.
921.8
                                                 Date Received:  August 17, 1999
                                                 Date Processed: August 19, 1999
Platinum Fox, LLC
c/o Workland & Witherspoon, PLLC
Attorneys-at-Law
714 Washington Mutual Financial Center
601 West Main Avenue
Spokane, Washington 99201--0677

                              Receipt of Document:

This acknowledges receipt of the Quit Claim Dead, executed July 15, 1999, whereby Platinum Fox, Inc., conveyed their interest in the following mining claims to Platinum Fox, LLC:

 Serial Number                    Claim Name                    Serial Number               Claim Name
 -------------                    ----------                    -------------               ----------
 MMC    18077                     Coors #57                     MMC  38898                  Chrome #8
 MMC    28602                     Iii No, 80                    MMC  38916                  Star
 MMC    28617                     Hi No. 96                     MMC  38917                  Star #1
 MMC    28618                     Hi No. 98                     MMC  38918                  Star #2
 MMC    33623                     Labatt #21                    MMC  38919                  Star #3
 MMC    38859                     Amanda                        MMC  38920                  Star #4
 MMC    38860                     Amanda No. 1                  MMC  38921                  Star #5
 MMC    38861                     Amanda No. 2                  MMC  38922                  Star #6
 MMC    38872                     Apex F                        MMC  38923                  Star # 7
 MMC    38873                     Atlas                         MMC  38924                  Star #8
 MMC    38874                     Atlas No.      1              MMC  38949                  Spruce
 MMC    38875                     Atlas No.      2              MMC  38950                  Spruce #1
 MMC    38876                     Atlas No,      3              MMC  38951                  Sunshine
 MMC    38877                     Atlas No.      4              MMC  38959                  Forge #1
 MMC    38878                     Atlas No.      5              MMC  40278                  Pine
 MMC    38879                     Atlas No.      6              MMC  68867                  LAKESIDE
 MMC    38880                     Atlas No.      7              MMC  68868                  LAKESIDE 1
 MMC    38081                     Atlas No.      8              MMC  68869                  Spruce 2
 MMC    38882                     Atlas No.      9              MMC  110587                 GOLDRIDGE      1
 MMC    313883                    Atlas No.      10             MMC  110588                 GOLDRIDGE      2
 MMC    38884                     Beverly                       MMC  110589                 GOLDRIDGE      3
 MMC    38885                     Beverly #1                    MMC  110590                 GOLDRIDGE      4
 MMC    38893                     Chrome #3                     MMC  110591                 GOLDRIDGE      5
 MMC    38894                     Chrome #4                     MMC  110592                 GOLDRIDGE      6
 MMC    38895                     Chrome #5                     MMC  165879                 CHROME
 MMC    38896                     Chrome #6                     MMC  202994                 CHROME NO.     1
 MMC    38897                     Chrome #7                     MMC  202995                 CHROME NO.     2

The quit claim deed has been processed, and our records now show that Platinum Fox. LLC, is the owner of the Coors #57, Hi No. 80, Hi No. 96, Hi No. 98, Labatt #21, Amanda, Amanda No. 1. Amanda No. 2, Apex P, Atlas, Atlas No. 1 through Atlas No. 10, Beverly, Beverly #l, chrome #3 through Chrome #8, star, Star #1 through Star #8, Spruce, Spruce #l, Sunshine, Pine, LAKESIDE, LAKESIDE 1, Spruce 2, GOLDRIDGE I THROUGH GOLDRIDGE 6, CHROME, CHROME NO. 1, and CHROME NO. 2 mining claims.

MMC 18076 cc al.

In addition, our record:, show that Platinum Fox, LLC, Morton K. Whittaker, Ann
S. Whittaker, Robert S. Swanson, JoAnn Swanson, Lawrence McCready, and Lesa McCready are the co-owners of the Forge #1 (MMC 38959) mining claim.

If you have any questions regarding your mining claims, please call me at (406) 896-5060.

                                                     Connie R. Schaff
                                                     Land Law Examiner

           SCHEDULE "B" TO THE LEASE AGREEMENT WITH OPTION TO PURCHASE
                 DATED THE 16"' DAY OF JULY, 1999 AMONG PLATINUM
                       FOX, LLC, EMERALD CHIMERA, LLC, AND
                            IDAHO CONSOLIDATED METALS
                                   CORPORATION

                                    EC LEASE

                                 LEASE AGREEMENT

                                      Among

                                PLATINUM FOX, LLC

                                       And

                              EMERALD CHIMERA, LLC

                 Dated and Effective this 15th Day of July, 1999

LEASE AGREEMENT - 1

THIS LEASE AGREEMENT (this "Agreement") made effective this 15th day of July, 1999, by and between, PLATINUM FOX, LLC, a State of Washington, United States of America, limited liability company ("Fox"), AND, EMERALD CHIMERA, LLC, a State of Washington, United States of America limited liability company ("EC").

                                    RECITALS

         WHEREAS Fox currently owns an undivided one hundred percent (100%) right, title and interest in and to certain unpatented mining claims (`Claims") known as the Chrome Mountain Property located in Sweet Grass County, Montana, a complete list and description of which is attached as Schedule "A" hereto and referred to herein as the "Property";

           AND WHEREAS EC seeks to lease the Claims from Fox, for the purpose of EC facilitating the exploration of the Claims;

           AND WHEREAS this Agreement will set forth all of the terms and conditions under which Fox grants to EC a lease with respect to the Property, for the purposes, and for the term, hereinafter provided;

IN CONSIDERATION of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both Fox and EC, the above parties agree to the following:

                           SECTION 1- EXCLUSIVE LEASE

l.1) Fox hereby grants, leases and demises the Property unto EC, its successors and assigns, for the term and for the purposes hereinafter provided, including, but without being limited to all Ore, minerals, and mineral rights, and all water and water rights, in, upon and under the Property, and all right, title and interest which may be acquired by or for Fox, in or pertaining to the Property or any part thereof, during the term of this Agreement.

                           SECTION 2 - TITLE TO CLAIMS

2.1) Fox represents, warrants and covenants to EC that Fox is the sole recorded and beneficial owner and controller of the Property as set forth in the attached Schedule "A"; the Property is free and clear of all liens, charges and encumbrances, and it has no knowledge of any adverse claim or encumbrance upon the Property; and the Claims comprising the Property are valid and subsisting mineral claims and are in good standing under all applicable laws and regulation and all taxes, assessments and filing required in this regard have been timely paid or filed and Fox has provided EC with all of Fox's title information and related documents. Fox does not make title representation beyond those specifically disclosed hereby.

LEASE AGREEMENT - 2

2.2) Fox further represents, warrants and covenants that all of the unpatented Claims have been located and acquired in compliance with the laws of the State of Montana, and with all laws of the United States of America governing location of the Claims, and that Fox has the full right and authority to enter into this Agreement.

2.3) Fox shall cooperate and do everything in its power to put title in a marketable state. with expense to be borne by EC.

2.4) Fox acknowledges that the representations, warranties and covenants contained in this Agreement are conditions upon which EC is entering this Agreement and are continuing conditions of EC's obligations hereunder and shall be expressed in any conveyance to EC hereunder. Fox shall indemnify and hold harmless EC from and against any and all losses, damages, costs, actions or suits arising out of or in connection with a breach of any representation, warrants or covenants contained herein.

                        SECTION 3- TERM AND CONSIDERATION

3.1)     The term of this Agreement shall be from July 15, 1999, to July 15,
         2010.

3.2) As consideration for this Agreement, EC agrees to pay and maintain all local, state and federal annual assessments levied against the Property.

                       SECTION 4 - ANNUAL ASSESSMENT WORK

4.1) EC and its successors or assigns shall perform all annual assessment work, and if required, pay maintenance fees and other costs required by law to hold and maintain in good standing the Property for each assessment year, as defined by statute, during the currency of this Agreement and ending upon the date this Agreement expires. EC or its successors or assigns shall then perform all annual assessment work for any additional term or terms of this Agreement in accordance with State and Federal regulations.

4.2) If this Agreement expires or is terminated after the first day of July in any assessment year, EC shall perform the required assessment work or pay the maintenance fees for the Property with respect to the remainder of that assessment year, and shall have the right to enter onto the Property at any time or times during the remainder of said assessment year to perform or complete the above-required assessment work for said assessment year, without payment or other obligation to Fox or others.

4.3) EC shall pay any and all annual claim maintenance fees due any governmental regulatory agency, including the United States Department of the Interior, Bureau of Land Management no later than Fifteen (15) Days before their due date.

4.4) EC shall provide documentation to Fox of all payments, filings, or other related claim maintenance documentation.

LEASE AGREEMENT - 3

                                SECTION 5 - TAXES

5.1) EC shall pay promptly before delinquency all taxes, if any, and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the term of this Agreement upon the Property, and upon all Ore and Product therefrom. All such taxes for the year in which this Agreement is executed, and for the year in which this Agreement terminates, shall be prorated between Fox. EC always shall have the right to contest in the courts or otherwise, in its own name or in the name of Fox, the validity or amount of any such taxes or assessments, if it deems the same unlawful, unjust, unequal or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof, before it shall be required to pay the same. EC shall not permit the Claims or any part thereof to be conveyed, or title lost by Fox, as the result of nonpayment of such taxes or assessments. EC shall, upon request, furnish to Fox duplicate receipts for all such taxes and assessments when paid.

5.2) EC shall not be liable for any taxes levied on or measured by income, or taxes applicable to Fox, based upon payments under this Agreement.

5.3) Nothing in the foregoing shall be construed to obligate EC to pay such portion of any tax as is based upon the value of improvements, structures, or personal property made, placed or used on any part or parts of the Property by or for Fox or by an owner of surface rights other than EC. If Fox receives tax bills or claims which are the responsibility of EC hereunder, the same shall be promptly forwarded to EC for appropriate action.

                       SECTION 6 - REPORTS AND INSPECTION

6.1) EC shall deliver to Fox, each year during the term hereof, if requested by Fox, copies of such maps, cross sections, and other engineering data concerning the quality and location of Ore and material mined from the Property as EC customarily prepares or obtains for its own records, which information shall not require preparation of special records or reports by EC. This information shall be furnished, if requested, on or before the tenth day of June in each year during the term hereof, and the data contained therein shall be stated as it existed at the close of the preceding calendar year.

6.2) EC shall not be required to disclose its own current estimates and calculations of the grade and tonnage of Ore reserves.

6.3) On or before the first day of each January, April, July and October during the term hereof, EC shall deliver to Fox detailed statements for the preceding calendar quarter, showing separately the respective quantity and average analysis of Product produced from the Property during such quarter.

LEASE AGREEMENT - 4

6.4) EC shall deliver to Fox the quarterly statements required under Section 6.3, above, showing calculation of EC's payments, if any, for calculation of payments to Fox.

6.5) Upon termination of this Agreement, EC shall deliver to Fox a report of all exploration conducted by EC or its successors or assigns, on or in that part of the Property as to which this Agreement is being terminated. This report shall show the location of all such exploration work, the results thereof, the character of any Ore encountered, and EC's analysis of such Ore; it is provided, however, that in its above reports upon termination, EC shall not be required to disclose information concerning, or which might tend to reveal processes, techniques or equipment developed by or for EC, or with which it may be experimenting, or any processes, techniques or equipment which it is under obligation to any other person or company not to reveal.

6.6) Fox, and its authorized agents, at Fox's sole risk and expense, at all reasonable times, may enter upon the Property to inspect the same, and to measure the quantity and quality of Ore mined therefrom or remaining therein, provided that Fox shall not unreasonably or unnecessarily hinder or interrupt EC's operations. Fox shall indemnify and save harmless EC, its successors and assigns, from and against all liability, claims and causes of action for injury to or death of persons, or damage to property, including, without limitation, the person or property of Fox, its agents, and third parties, in any manner resulting, wholly or in part, from the exercise of the foregoing rights by Fox, or its authorized agents.

6.7) Fox, or its authorized agents, shall have the right to audit and inspect EC's accounts and records used in calculating payments to Fox hereunder, which right may be exercised, as to each quarterly payment, at any reasonable time during a period of one (1) year from and after the date on which the quarterly payment was paid by EC.

                          SECTION 7 - MANNER OF MINING

7.1) All of EC's operations hereunder shall be conducted in a careful and workmanlike manner, in accordance with accepted practices of the mineral industry, without committing any unusual permanent waste or injury to any mine in the Property, or interference with the subsequent operation thereof, if not reasonably necessary in EC's operations.

7.2) EC shall have no obligation, express or implied, to open or develop any mine or mines in the Property. Whenever EC deems it necessary or advisable, EC may discontinue or resume exploration, development, mining and production operations from time to time during the term hereof, so long as it meets its obligations hereunder to pay taxes and advance royalty or production royalty.

7.3) Nothing herein shall require EC to develop a separate shaft or shafts in the Property or prevent EC from exercising the cross-mining rights hereinafter provided.

LEASE AGREEMENT - 5

                            SECTION 8 - CROSS-MINING

8.1) For the purpose of enabling EC to conduct, with greater economy and convenience, the mining and removing of Ore from the Property, EC is hereby granted the right, if it so . desires, to mine and remove Ore, Product and materials from the Property through or by means of shafts, openings or pits which may be made in or upon adjoining or nearby property owned or controlled by EC or its successors and assigns.

8.2) EC or its successors or assigns, may, if they so desire, use the Property and any shafts, openings and pits therein for the mining, removal, treatment and transportation of Ore and materials from adjoining or nearby property, or for any purpose connected therewith.

8.3) For the purpose of enabling EC to.conduct, to the best advantage of the parties hereto, and with greater economy and convenience, the mining, removal, handling and disposition of Ore and Product from the Property, and from other lands in which EC or its affiliated companies may be conducting mining operations, the operations of EC, and the said operations on other lands, may be conducted upon the Property and upon any and all such other lands as a single mining operation, to the same extent as if all such properties constituted a single tract of land. Nothing herein shall relieve EC from its obligations for payments or reports as set forth in this Agreement.

                        SECTION 9 - STOCKPILING AND WASTE

9.1) EC shall have the right, at any time during the term hereof, to stockpile any Ore or Product mined or produced from the Property at such place or places as EC may elect, either upon the Property or upon any other lands owned or controlled by EC, its successors or assigns. The rights and liens of Fox in and to-any such Ore or Product stockpiled on other lands shall not be divested by the removal thereof from the Property, but shall be the same in all respects as though such materials had been stockpiled on the Property. If such other lands are now owned by EC, EC shall obtain from the owners thereof a properly executed instrument under which the owners of said other lands agree to recognize the interests and liens of Fox on Ore and Product stockpiled on said other lands.

9.2) The stockpiling of Ore or Product from the Property on other lands shall not be deemed a removal or shipment thereof requiring payment of royalty thereon.

9.3) The tax covenants set forth in this Agreement shall apply to Ore and Product from the Property stockpiled on other lands.

9.4) EC shall have the right, at any time during the term hereof, to stockpile on the Property any Ore or materials mined or produced by EC or its affiliated companies from other lands. Fox agrees to recognize the rights and interests of others in such Ores and materials stockpiled on the Property, and to permit the removal thereof by EC at any time

LEASE AGREEMENT - 6
         during the term of this Agreement, or by the owners thereof for a reasonable time after termination of this Agreement, all without liability or expense to Fox.

9.5) All stockpiles on the Property shall be so placed as not to interfere with mining operations on the Property.


                               SECTION 10 - MIXING

10.1) After Ore and Product from the Property have been sampled, where necessary, and weighed, or measured by volumetric survey, truck factors, or other industry practices, in such manner as will permit the computation of royalty to be paid hereunder, EC may mix the same with Ore, materials or products from other lands. EC shall maintain accurate tonnage and sampling records and shall furnish copies of such records to Fox in the event that EC pays any NSR payments to Fox.

                             SECTION 11 - TREATMENT

11.1) EC shall have the right in its sole discretion and in any manner it deems fit, but shall not be required, to beneficial, concentrate, smelt, refine, leach, and otherwise treat, in any manner, any Ore, Product and materials mined or produced from the Property and from other lands. Such treatment shall be conducted in a careful and workmanlike manners In exercising this right Ore or Product may be removed to a plant or plants established or maintained either upon the Property or elsewhere. It is provided, however, that any tailings or residue remaining on the Property for a period of one (1) year after the date on which this Agreement has expired, or has been terminated by EC as to all of the Property, shall be deemed abandoned by EC and thereupon shall become the Property of Fox.

11.2) EC shall reclaim the Property in accordance with local, state, and federal laws relating to reclamation of mined lands In addition, underground mining areas shall not be left in any condition so as to be or become hazardous. Mine shafts, air courses, inclines, or horizontal workings are to be permanently sealed and abandoned in accordance with good mining practice. Prior to obtaining any necessary governmental approval of a reclamation plan for the Property, EC will submit such reclamation plan for review by Fox. The obligations set forth in this Section shall survive termination of this Agreement.

                              SECTION 12 - FOX LIEN

12.1) Fox shall at all times have, possess, and hold a lien upon all Ore and Product mined from the Property and from Apex Claims and shipped therefrom but not sold to a bona fide purchaser, and upon all improvements placed upon the Property by EC, as security for any unpaid balance of money due hereunder and as security for the performance by EC of each and all of EC's covenants hereunder. This lien may be enforced against any such property in like manner as liens conferred by chattel mortgages, or as any other lien

LEASE AGREEMENT - 7
         security may be enforced under the laws of the State of Montana. Nothing herein contained, however, is intended or shall be construed to prevent the sale, shipment and removal of Ore or Product in the usual course of business, nor to prevent the removal of tools, machinery, equipment or other property at any time when EC is not in defaults This lien shall not apply to Ore or Product sold to unrelated third parties.

               SECTION 13 - TITLE TO PROPERTY AND PROTECTING TITLE

13.1) EC accepts Fox's title to the Claims as represented and warranted hereunder on the date of execution of this Agreements EC or its successors or assigns have the right to protect, perfect or otherwise deal with title as deemed necessary by the current or future condition of titles Nothing herein shall be construed to transfer title of the Property to EC beyond the lease rights herein set forth. ;

                      SECTION 14 - INSURANCE AND INDEMNITY

14.1) EC shall protect Fox against any damages arising out of EC's operations on the Property and shall indemnify Fox against liability resulting from EC's operations on the Property; provided, however, that Fox or any agent acting on its behalf shall not have been a contributing cause to the event giving rise to any such damages.

                             SECTION 15 - ASSIGNMENT

15.1) If, at any time during the term hereof, Fox intends to sell, assign, transfer or convey the Property or any part thereof, Fox shall deliver to EC at least thirty (30) days' prior written notice, describing all of the terms of the proposed sale, assignment, transfer or conveyance. EC shall have the exclusive right, during the above thirty (30) day period, at its election, to purchase the Property described in said notice, for a sum of money equal in value to the consideration which would be received by Fox under the terms set forth in the written notices If EC elects to purchase the Property described in the notice, EC shall so notify Fox within the thirty (30) day periods If EC has not notified Fox of its above election within the thirty (30) day period, Fox shall have the right for an additional thirty (30) day period, after the expiration of the above notice, to sell, assign, transfer or convey its interest in the Property as described in said notice, upon the terms and conditions set forth in said notice, but all subject, however, to this Agreement, and all rights of EC, its successors and assigns, hereunder, and in and to the Property.

15.2) Upon prior written consent of Fox shall have the right at any time to assign its rights hereunder, to contract with others to mine and to treat Ore, Product and materials from the Property, and to sublet the same for all purposes of this Agreement, with the same rights and privileges as are granted herein to EC; provided, however, that any such assignment, contract or sub-lease shall not operate as a release or discharge of EC from

LEASE AGREEMENT - 8
        the performance of its obligations hereunder until and unless Fox have consented thereto in writing. The written consent of Fox shall not be unreasonably withheld.

15.3) All covenants, conditions and provisions of this Agreement, including the obligation to payments as required hereunder, shall run with the land, and shall inure to the benefit of, " and be binding upon, the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

                         SECTION 16 - DISPUTE RESOLUTION

16.1) Any and all matters of dispute or difference that may arise between Fox and EC with respect to any act or thing done or to be done pursuant to the provisions of this Agreement, excepting the payment of royalty,, taxes and assessments as aforesaid, shall be resolved by the following procedure:

                  (a) Unaided Negotiations. Should there develop disagreement or dispute among the parties hereto in connection with this Agreement, it shall be settled by the procedures specified in this Section 16. If one party believes any other party has breached this Agreement, notice thereof shall be given to the other party in writing. The receiving party shall respond in writing to any such notice within seven (7) business days after receipt. If the dispute is not promptly resolved, there shall follow within fourteen (14) days, or at such later time as may be mutually agreed to by the parties to the disagreement or dispute, a meeting of the parties to the disagreement or dispute. The purpose of the meeting shall be to discuss and negotiate in good faith a resolution to any outstanding issues. The location of the meeting shall be in Spokane, Washington, United States of America.

                  (b) Mediation. Should the procedure outlined in paragraph 16.1(a) fail to bring about a prompt resolution of the parties disagreement or dispute, then within thirty (30) days following the meeting of the parties, such parties shall initiate a voluntary, non-binding mediation conducted by a mutually-agreed mediator. Should such parties be unable to agree upon a mediator, they shall request the Superior Court for Spokane County, State of Washington, United States of America to appoint a mediator for them. Each of the parties shall bear their own costs and expenses (including attorney fees) and their proportionate share of any other costs, fees or expenses associated with this mediation and endeavor in good faith to resolve their differences. The mediation shall be held in Spokane, Washington, United States of America.

                  (c) Arbitration. In the event that the parties are unable to resolve any outstanding disagreement or dispute as provided above, then, the parties agree that said outstanding disagreement or dispute will be settled by binding arbitration. The arbitration will be conducted in accordance with the State of Washington Arbitration Act, RCW 7.04 et seq., in effect when the arbitration begins, as hereafter modified or supplemented, and shall be conducted by a single arbitrator experienced in the matters at issue selected by the parties. The prevailing party in any such arbitration shall be entitled to their reasonable attorneys' fees and costs, including fees for expert witnesses associated with the arbitration. The

LEASE AGREEMENT - 9
        judgment or the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitration shall be held in Spokane, Washington, United States of Americas The parties confirm that by agreeing to this alternate dispute resolution process, they intend, with the exception of emergency injunctive relief, to give up their right to have any dispute decided in court by a judge or jury.

                           SECTION 17 - MISCELLANEOUS

17.1) Binding Provisions. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and Transferees of the respective Members.

17.2) Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

17.3) Heading. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for references Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision of this Agreements

17.4) Meanings. Whenever required by the context, the singular shall include the plural, and vice-versa and the masculine gender shall include the feminine and neuter genders, and vice-versa.

17.5) Governing Law. All terms and provisions of this Agreement and the rights and duties of all of the parties shall be construed under the laws of the State of Washington, except for any legal interpretation involving real property law in relation-to the Property. Any legal interpretation involving real property law shall be construed under the applicable laws of the State of Montana and the United States of America.

17.6) Waiver. The failure of any party at any time to require strict performance of any provision of this Agreement shall not limit the right of the party to enforce the provision, nor shall any waiver or any breach of any provision be a waiver of any succeeding breach of that provision or a waiver of that provision or any other provisions Any waiver of any breach of any provision of this Agreement must be evidenced in writing signed by all parties hereto.

17.7) Amendments. This Agreement or any tern hereof may be changed, waived, discharged or terminated only in writing, signed by all parties hereto.

17.8) Entire Agreement. This Agreement, together with its exhibits and such other agreements referred to in this Agreement, the terms of which are incorporated into this Agreement by this reference, supersedes any and all oral or written agreements previously made relating

LEASE AGREEMENT - 10
         to the subject matter of this Agreement and constitutes the entire agreement of the parties relating to the subject matter of this Agreement.

17.9) Exhibits Incorporated by Reference. All exhibits attached to and/or referenced in this Agreement are incorporated as additional terms of this Agreement by this reference.

IN WITNESS WHEREOF, the parties hereto have caused this LEASE AGREEMENT to be properly executed, all as of the day and year first above written.

PLATINUM FOX, LLC.

/S/ SCOTT DANNENBRING
----------------------------------
Scott Dannenbring
Its: Co-Manager



EMERALD CHIMERA, LLC.
/S/ ROD NICHOLLS
----------------------------------
Rod Nicholls
Its: Manager

LEASE AGREEMENT - 11

                                 "Schedule - A"

                    United States Department of the Interior.

                            BUREAU OF LAND MANAGEMENT

                              Montana State Office

                      222 North 32nd Street, P.O. Box 36800
                          Billings, Montana 59107-6800

                             http://www.int.blm.gov/

MC 18076 et al.
921.8
                                                 Date Received:  August 17, 1999
                                                 Date Processed: August 19, 1999
Platinum Fox, LLC
c/o Workland & Witherspoon, PLLC
Attorneys-at-Law
714 Washington Mutual Financial Center
601 West Main Avenue
Spokane, Washington 99201--0677

                              Receipt of Document:

This acknowledges receipt of the Quit Claim Dead, executed July 15, 1999, whereby Platinum Fox, Inc., conveyed their interest in the following mining claims to Platinum Fox, LLC:

 Serial Number                    Claim Name                    Serial Number               Claim Name
 -------------                    ----------                    -------------               ----------
 MMC    18077                     Coors #57                     MMC  38898                  Chrome #8
 MMC    28602                     Iii No, 80                    MMC  38916                  Star
 MMC    28617                     Hi No. 96                     MMC  38917                  Star #1
 MMC    28618                     Hi No. 98                     MMC  38918                  Star #2
 MMC    33623                     Labatt #21                    MMC  38919                  Star #3
 MMC    38859                     Amanda                        MMC  38920                  Star #4
 MMC    38860                     Amanda No. 1                  MMC  38921                  Star #5
 MMC    38861                     Amanda No. 2                  MMC  38922                  Star #6
 MMC    38872                     Apex F                        MMC  38923                  Star # 7
 MMC    38873                     Atlas                         MMC  38924                  Star #8
 MMC    38874                     Atlas No.      1              MMC  38949                  Spruce
 MMC    38875                     Atlas No.      2              MMC  38950                  Spruce #1
 MMC    38876                     Atlas No,      3              MMC  38951                  Sunshine
 MMC    38877                     Atlas No.      4              MMC  38959                  Forge #1
 MMC    38878                     Atlas No.      5              MMC  40278                  Pine
 MMC    38879                     Atlas No.      6              MMC  68867                  LAKESIDE
 MMC    38880                     Atlas No.      7              MMC  68868                  LAKESIDE 1
 MMC    38081                     Atlas No.      8              MMC  68869                  Spruce 2
 MMC    38882                     Atlas No.      9              MMC  110587                 GOLDRIDGE      1
 MMC    313883                    Atlas No.      10             MMC  110588                 GOLDRIDGE      2
 MMC    38884                     Beverly                       MMC  110589                 GOLDRIDGE      3
 MMC    38885                     Beverly #1                    MMC  110590                 GOLDRIDGE      4
 MMC    38893                     Chrome #3                     MMC  110591                 GOLDRIDGE      5
 MMC    38894                     Chrome #4                     MMC  110592                 GOLDRIDGE      6
 MMC    38895                     Chrome #5                     MMC  165879                 CHROME
 MMC    38896                     Chrome #6                     MMC  202994                 CHROME NO.     1
 MMC    38897                     Chrome #7                     MMC  202995                 CHROME NO.     2

The quit claim deed has been processed, and our records now show that Platinum Fox. LLC, is the owner of the Coors #57, Hi No. 80, Hi No. 96, Hi No. 98, Labatt #21, Amanda, Amanda No. 1. Amanda No. 2, Apex P, Atlas, Atlas No. 1 through Atlas No. 10, Beverly, Beverly #l, chrome #3 through Chrome #8, star, Star #1 through Star #8, Spruce, Spruce #l, Sunshine, Pine, LAKESIDE, LAKESIDE 1, Spruce 2, GOLDRIDGE I THROUGH GOLDRIDGE 6, CHROME, CHROME NO. 1, and CHROME NO. 2 mining claims.

MMC 18076 cc al.

In addition, our records, show that Platinum Fox, LLC, Morton K. Whittaker, Ann
S. Whittaker, Robert S. Swanson, JoAnn Swanson, Lawrence McCready, and Lesa McCready are the co-owners of the Forge #1 (MMC 38959) mining claims.

If you have any questions regarding your mining claims, please call me at (406) 896-5060.

                                                              Connie R. Schaff
                                                              Land Law Examiner

           SCHEDULE "C" TO THE LEASE AGREEMENT WITH OPTION TO PURCHASE
                 DATED THE 16th DAY OF JULY, 1999 AMONG PLATINUM
                    FOX, LLC, EMERALD CHIMERA, LLC. AND IDAHO
                         CONSOLIDATED METALS CORPORATION

                 Purchase NSR and Apex NSR Terms and Conditions

1. Purchase NSR and Apex NSR shall mean any and all amounts received, from time to time, by the party obligated to pay the royalty (the "Owner") for product extracted from ore mined from the Property or Apex Claims under Commercial Production, deducting therefrom all expenses relating to the treatment of such product at any smelter, refinery or mint, including all costs and charges for the treatment, tolling, smelting, refining or minting of such product and all costs and charges associated therewith, such as costs and charges in respect of transportation, insurance, handling, weighing, sampling, assaying and marketing, as well as penalties, representation charges, referee's fees and expenses, import taxes and export taxes; that is to say, Purchase NSR and Apex NSR shall mean the amount received by the Owner from a smelter, refinery or mint, as the case may be, less all costs and charges associated with marketing, selling and delivering the product to the smelter, refinery or mint, as the case may be.

2. If the product is treated at a smelter, refinery or mint owned, operated or controlled by the Owner or an affiliate of it, all costs and charges referred to in paragraph 1 hereof shall be equivalent to the prevailing competitive rates charges by similar smelters, refineries or mints, as the case may be, in arm's length transactions for the treatment of like quantities and quality of product.

3. Purchase NSR and Apex NSR shall be calculated by the Owner at the end of the calendar quarter in which the ores or concentrates from the Property and Apex Claims were sold or otherwise deemed disposed of and payment to the party entitled to receive such payment (the "Royalty Holder") shall be made by the Owner within forty-five (45) days after the end of each quarter.

4. The Owner shall provide the Royalty Holder with an annual statement of the Purchase NSR and Apex NSR as of the end of each December 31 st on or before the 31 st day of March following such 31 st day of Decembers The Owner shall maintain adequate records which shall be made available to the Royalty Holder for a period of eight (8) months following the delivery of such annual statement by the Owner so as to enable the Royalty Holder to verify the correctness of their determination of NSR. The determination of whether an entry has been properly categorised or calculated shall be finally made by an independent auditor to be appointed by the Owner if the parties cannot agree between themselves, provided, however, that after the eighth month following the delivery of an annual statement, such annual statement shall be deemed to be correct and the Royalty Holder shall waive all of their rights to challenge same.

5. For the purposes of determining whether an amount received by the Owner is properly received on account of "product extracted from ore mined from the Property and Apex Claims", as defined in paragraph 1 hereof, the parties agree that all amounts received by the Owner on account of future sales contracts, hedging programs or other commodity arrangements which relate to product extracted (or to be extracted) from ore mined (or to be mined) from the Property and Apex Claims shall be deemed to be subject to the Purchase NSR or Apex NSR and the Royalty Holder shall be entitled to receive payments in respect thereof.

           SCHEDULE "D" TO THE LEASE AGREEMENT WITH OPTION TO PURCHASE
                 DATED THE 16th DAY OF JULY, 1999 AMONG PLATINUM
                       FOX, LLC, EMERALD CHIMERA, LLC. AND
                            IDAHO CONSOLIDATED METALS
                                   CORPORATION

                             SHAREHOLDER'S AGREEMENT

                             SHAREHOLDER'S AGREEMENT

                                      Among

                                  {SHAREHOLDER}

                                       And

                      IDAHO CONSOLIDATED METALS CORPORATION

              Dated and effective this {DAY} day of {MONTH}, {YEAR}

THIS SHAREHOLDER'S AGREEMENT is entered into as of this {DAY) day of {MONTH}, {YEAR), by and among {SHAREHOLDER} and {SHAREHOLDER}, both individually and as a marital community, and IDAHO CONSOLIDATED METALS CORPORATION, a Province of British Columbia, Canadian corporations

                                    RECITALS

WHEREAS, Shareholder is a Member of Emerald Chimera, LLC, which has entered into that certain Tri-Party Lease Agreement With A Purchase Option dated July 16, 1999;

AND WHEREAS, EC has received certain Shares of ICMC from ICMC as consideration for the Lease,

AND WHEREAS, the Lease contains certain restrictions of the transfer of Shares;

AND WHEREAS, EC, ICMC and Shareholder would like to transfer Shares to Shareholder in accordance with the share transfer restrictions contained in the Lease;

AND WHEREAS, in order to effect said share transfer Shareholder must enter into a shareholders agreement with ICMC agreeing to the same share transfer restrictions contained in the Leases

                                    AGREEMENT

THEREFORE in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the foregoing, and the mutual promises set forth herein, Shareholder and ICMC agree as follows:

                             Article 1- Definitions

1.1)     "1933 Act" shall mean the United States Securities Act of 1933.

1.2)     "Agreement" shall mean this Shareholder's Agreement.

1.3)     "EC" shall mean Emerald Chimera, LLC.

1.4)     "ICMC" shall mean Idaho Consolidated Metals Corporation.

1.5) "Lease" shall mean that certain Tri-Party Lease Agreement With A Purchase Option dated July 16, 1999 among Platinum Fox, LLC, EC and ICMC.

1.6) "Member" shall mean the holder of limited liability company units of a limited liability company formed pursuant to Title 25.15 of the Revised Code of Washington State.

1.7) "Securities Act" shall mean any and all applicable securities laws and regulations of the Province of British Columbia, Canada.

1.8) "Share" shall mean the common stock of ICMC held by Shareholder that is subject to this Agreement, as further defined in Article 2s3 of this Agreement.

1.9) "Shares" shall mean the common stock of ICMC held by Shareholder that is subject to this Agreement, as further defined in Article 2s3 of this Agreement.

1.10)    "Shareholder" shall mean {SHAREHOLDER).

1.11)    "VSE" shall mean the Vancouver Stock Exchange.

                         Article 2 - Transfer of Shares

2.1) No transfer or attempted transfer of any Share or Shares subject to this Agreement shall be effective unless such transfer is:

                (a) made to ICMC, or;

                (b) made outside the United States in a transaction meeting the requirements of Regulation S under the 1933 Act, or;

                (c) made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 there under and in accordance with any applicable state securities or "Blue Sky" laws; or;

                (d) made in a transaction that does not require registration under the 1933 Act or any applicable US state laws and regulations governing the offer and sale of securities and Shareholder has, prior to such sale, furnished to ICMC an opinion to that effect of counsel of recognized standing experienced in matters involving the 1933 Act and reasonably satisfactory to ICMC;

                (e) made to an organization exempt from United States federal income tax under 501(c)(3) of the United States Internal Revenue Code of 1986 as amended from time to time, to a family member of Shareholder, or to a trust for the benefit of a family member of Shareholder, through either a gift or inheritance and such organization or family member has executed a similar shareholder's agreement with ICMC agreeing to the restriction of transfer of Shares.

                (f) made to a shareholder, Member or beneficiaries of the Shareholder, who have executed a similar shareholders agreement with ICMC agreeing to the same restrictions of transfer of Shares contained in this Agreement.

2.2) Any transfer or attempted transfer made in violation of this Agreement shall be void.

2.3) The Shares of ICMC held by the Shareholder that are subject to this Agreement are only those shares of ICMC acquired by the Shareholder from EC, that EC received from ICMC under the Lease.

                               Article 3 - Legend

3.1) Upon the transfer of Share or Shares from EC to Shareholder, and until such time as the same is no longer required under applicable requirements of this Agreement, the 1933 Act or applicable US state laws and regulations, the certificates representing any of the Shares subject to this Agreement shall bear the following legend:

                         "The Securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may be offered, sold or otherwise transferred only (a) to the Company, or (b) outside the United States in accordance with Regulation S under the U.S. Securities Act, or (c) inside the United States in accordance with (1) Rule 144A under the U.S. Securities Act or (2) Rule 144 under the U.S. Securities Act, if applicable, or (3) with the prior written consent of the Company, or (4) under another exemption from registration under the U.S. Securities Acts The transfer of the shares of common stock represented by this Certificate is restricted under the terms of a Shareholders' Agreement dated (DATE), as it may be amended from time to times A copy of the Shareholders' Agreement, with all amendments thereto, is on file at the principal office of the Company. Delivery of this certificate may not constitute "good delivery" in settlement of transactions on stock exchanges in Canada."

            Article 4 - Covenants And Representations of Shareholder

4.1) Shareholder represents, warrants and covenants to and with ICMC while this Agreement is in effect that:

                  (a) ICMC has advised Shareholder that ICMC relied on an exemption from the requirements to provide EC with a prospectus and to sell securities through a persons registered to sell securities under the Securities Act and, as a consequence of EC acquiring securities pursuant to this exemption Shareholder understands that, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission will not be available to Shareholder.

                  (b) it is not entering into this transaction as a result of any material changes with respect to the affairs of ICMC known to it (except for this transaction) which, to its knowledge, information and belief, were not publicly disclosed as of the date hereof;

                  (c) it is acting as principal and will be acquiring the shares as principal for its known account and not on behalf of others and for the purpose of investment and not with an intention to effecting a distribution, and no other person, firm or other organization will have any beneficial interest whatsoever in the shares;

                  (d) it is a resident of the State of Washington, United States of America, for the purposes of all securities laws applicable to the transactions herein contemplated;

                  (e) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks with respect to the shares, and is able to bear the economic risks with respect to the shares, including the possibility that the shares may become worthless;

                  (f) there are restrictions on Shareholder's ability to transfer the Shares and it is the responsibility of Shareholder to understand those restrictions and to comply with them before transferring the Shares.

                                Article 5 - Term

5.1) This Agreement shall terminate upon the occurrence of any of the following events:

                  (a) The registration of the Shares subject to this Agreement under the 1933 Act of any State "Blue Sky" Laws, as required by Article 6.9 of this Agreement,

                  (b) The valid transfer of the Shares under the terms and conditions of this Agreement.

                            Article 6 - Miscellaneous

6.1) Binding Provisions. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the respective parties.

6.2) Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

6.3) Headings. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for references Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision of this Agreement.

6.4) Meanings. Whenever required by the context, the singular shall include the plural, and viceversa and the masculine gender shall include the feminine and neuter genders, and viceversa.

6.5) Governing Law. All terms and provisions of this Agreement and the rights and duties of all of the parties shall be construed under the laws of the State of Washington, United States of America, except for any legal interpretation involving Canadian securities laws in relation to this Agreements Any legal interpretation involving Canadian securities laws shall be construed under the applicable laws of the Province of British Columbia, Canada. The venue for any action under this Agreement shall lie in Spokane County, State of Washington, United States of America.

6.6) Amendments. This Agreement or any tern hereof may be changed, waived, discharged or terminated only in writing, signed by all parties hereto.

6.7) Entire Agreement. This Agreement, together with its exhibits and such other agreements referred to in this Agreement, the terms of which are incorporated into this Agreement by this reference, supersedes any and all oral or written agreements previously made relating to the subject matter of this Agreement and constitutes the entire agreement of the parties relating to the subject matter of this Agreement.

6.8) Notice. Any notice required or permitted to be given hereunder shall be deemed properly given upon delivering the same to the party to be notified, or upon mailing the notice, by registered or certified mail, return receipt requested, to the party to be notified, at the address hereinafter set forth, respectively, or such other address within the United States of America as the party to be notified may have designated prior thereto by written notice to the other.

            (a)      If to Shareholder:
                                     _____________________
                                     United States of America
                                     Phone:_______________
                                     Facsimile:____________

            (e)          If to ICMC:
                                     Idaho Consolidated Metals Corporation
                                     Mr. Delbert Steiner, President

                                     PO Box 1124
                                     Lewiston, ID 83501 United
                                     States of America Phone:
                                     208-743-0914 Facsimile:
                                     208-746-6678

6.9) Securities Registration. If ICMC should register any class of equity securities in the United States of America under either the 1933 Act or under any state "Blue Sky" laws, ICMC shall also register those equity securities subject to this Agreement.

6.10) Specific Enforcement.Because of the unique relationship of the parties, in addition to any other remedies which the parties may have upon breach of this Agreement, the obligations and rights contained in Articles 2, 3 and 5 of this Agreement shall be specifically enforced.

6.11) Dispute Resolution. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party or parties of such litigation, as determined by the court in a final judgement or decree, shall pay to the unsuccessful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful parties, including without limitation, such costs, expenses and fees on any appeals. If the successful party or parties shall recover judgement in any action or proceeding, its costs, expenses and attorneys' fees shall be included in as part of such judgement.

6.12) Regulatory Consent. This Agreement is specifically subject to the approval of the regulatory authorities of the Province of British Columbia and of the VSE.

EXECUTED as of the date first above written.

Shareholder:

-------------------------------


ICMC:

Idaho Consolidated Metals Corporation

-------------------------------
Its: President

          SCHEDULE "E" TO THE LEASE AGREEMENT WITH OPTION TO PURCHASE
                DATED THE 16th DAY OF JULY, 1999 AMONG PLATINUM
                      FOX, LLC, EMERALD CHIMERA, LLC, AND
                           IDAHO CONSOLIDATED METALS
                                  CORPORATION

                           SCHEDULE OF ICMC LITIGATION

                                  SCHEDULE "E"

Case # 30534   Grumprecht and White v. Joe Swisher, Del Steiner, ICMC, IMD and
               Silver Crystal

Case # 31666   Shareholders v. Silver Crystal

           SCHEDULE "F" TO THE LEASE AGREEMENT WITH OPTION TO PURCHASE
                 DATED THE 16" DAY OF JULY, 1999 AMONG PLATINUM
                       FOX, LLC, EMERALD CHIMERA, LLC, AND
                            IDAHO CONSOLIDATED METALS
                                   CORPORATION

                                   SCHEDULE F